Exhibit 10.25

FIRST AMENDMENT TO THE

HYATT HOTELS CORPORATION

DEFERRED COMPENSATION PLAN FOR DIRECTORS

THIS AMENDMENT to the Hyatt Hotels Corporation Deferred Compensation Plan for Directors (the “Plan”) is effective as of January 1, 2009.

WHEREAS, the Plan allows members of the Board of Directors of Hyatt Hotels Corporation (the “Company”) to defer their retainers; and

WHEREAS, the Company desires to clarify the definition of “Change in Control” under the Plan to be consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company hereby amends the Plan in the following particulars:

1.	Effective as of January 1, 2009, Section 1.5 of the Plan is amended by adding the following thereto:

“Notwithstanding the foregoing, no Change in Control shall exist unless it shall constitute a ‘change in control event’ as defined in Treasury Regulation §1.409A-3(i)(5).”

2.	In all other respects, the Plan shall remain in full force and effect.

* * * * *

I hereby certify that the foregoing First Amendment was duly adopted by the Compensation Committee of the Board of Directors of Hyatt Hotels Corporation on December 16, 2010.

Executed on this 17 day of December, 2010.

/s/ Robert W. K. Webb
Chief Human Resources Officer